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                                                                     Exhibit 2.2

                               ARTICLES OF MERGER

                                       OF

                           HERITAGE PRODUCTIONS, INC.

                                      INTO

                            HERITAGE WORLDWIDE, INC.


     AGREEMENT OF MERGER made and entered into this 24th day of August, 2001, by and between Heritage Productions, Inc., a corporation of the State of Louisiana, and approved by a resolution adopted by its Board of Directors, and Heritage Worldwide, Inc., a corporation of the State of Delaware, and approved by a resolution adopted by its Board of Directors.

     WHEREAS, Heritage Productions, Inc. is a corporation of the State of Louisiana; and

     WHEREAS, Heritage Worldwide, Inc. is a corporation of the State of Delaware; and

     WHEREAS, the laws of the State of Delaware permit a merger of a corporation of another jurisdiction with and into a corporation of the State of Delaware; and

     WHEREAS, Heritage Productions, Inc. and Heritage Worldwide, Inc. and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare, and best interests of said corporations and their respective shareholders to merge Heritage Productions, Inc. into Heritage Worldwide, Inc. pursuant to the provisions of the Business Corporation Law of the State of Louisiana and of the laws of the State of Delaware upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly approved by at least a majority of the Board of Directors of Heritage Productions, Inc., and being thereunto duly approved by at least a majority of the Board of Directors of Heritage Worldwide, Inc., in accordance with the provisions of the laws of the State of Delaware, the Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby jointly determined and agreed upon for submission to the shareholders of Heritage Productions, Inc. and of Heritage Worldwide, Inc. as required by the Business Corporation Law of the State of Louisiana and by the laws of the State of Delaware, as hereinafter in this Agreement set forth.

     FIRST: Heritage Productions, Inc., which is herein sometimes referred to as the "terminating corporation," is hereby merged into and with Heritage Worldwide, Inc., which shall be the continuing and resulting corporation and shall be governed by the laws of the State of Delaware, and which is hereinafter sometimes referred to as the "surviving corporation."

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     SECOND: The articles of incorporation of the surviving corporation shall be the articles of incorporation of said surviving corporation until further changed or amended as provided by the laws of the State of Delaware.

     THIRD: The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until altered or amended as therein provided under the authority of the laws of the State of Delaware.

     FOURTH: Each issued share of the terminating corporation shall, upon the effective date of the merger, be converted into one share of stock of the surviving corporation. The shares of stock of the surviving corporation shall not be converted, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of stock of the surviving corporation.

     FIFTH: The Agreement of Merger herein made and entered into shall be submitted to the shareholders entitled to vote of the terminating corporation and of the surviving corporation for their adoption or rejection in the manner prescribed by the Business Corporation Law of the State of Louisiana and by the laws of the State of Delaware, as the case may be.

     SIXTH: In the event that this Agreement of Merger shall have been adopted by the shareholders entitled to vote of the terminating corporation in accordance with the provisions of the Business Corporation Law of the State of Louisiana and shall have been adopted by the shareholders entitled to vote of the surviving corporation in accordance with the provisions of the laws of the State of Delaware, the terminating corporation and the surviving corporation agree that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Louisiana and by the laws of the State of Delaware and that they will cause to be performed all necessary acts within the State of Louisiana and within the State of Delaware, and elsewhere to effectuate the merger.

     SEVENTH: The Board of Directors and the proper officers of the constituent corporations are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement or of the merger herein provided for.

                                       2
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                            Certificate of Secretary

                                       of

                           Heritage Productions, Inc.

                            (a Louisiana corporation)

     The undersigned, being the Secretary of Heritage Productions, Inc., does hereby certify that the foregoing Agreement of Merger was submitted to the shareholders entitled to vote of Heritage Productions, Inc. at the annual meeting thereof for the purpose of acting on the Agreement of Merger. At said meeting, the Agreement of Merger was considered by the shareholders entitled to vote of the corporation, and, a vote having been taken for the adoption or rejection by them of the Agreement of Merger, at least two-thirds of the voting power present of the corporation was voted for the adoption of the Agreement of Merger.

Executed on this 24th day of August, 2001.        /s/ HOWARD BLUM
                                                  ----------------------
                                                  Howard Blum, Secretary


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     The foregoing Agreement of Merger of Heritage Productions, Inc. and of
Heritage Worldwide, Inc., as heretofore adopted by each of the constituent corporations, and as hereinbefore certified by the Secretary of Heritage Productions, Inc. and by the Secretary of Heritage Worldwide, Inc., is hereby signed by the President of Heritage Productions, Inc. and by the President of Heritage Worldwide, Inc.

Executed on this 24th day of August, 2001.


                                   /s/ Howard Blum
                                   -------------------------------------
                                   Howard Blum
                                   President, Heritage Productions, Inc.



                                   /s/ Howard Blum
                                   -------------------------------------
                                   Howard Blum
                                   President, Heritage Worldwide, Inc.